SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2006

Orleans Homebuilders, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-6830 (Commission File Number)	59-0874323 (IRS Employer Identification No.)

One Greenwood Square, Suite 101 3333 Street Road, Bensalem, PA (Address of Principal Executive Offices)	19020 (Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 16, 2006, Orleans Homebuilders, Inc. issued a press release announcing its financial results for the three and twelve months ended June 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1.

Use of Non-GAAP Financial Information

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses the non-GAAP measure of EBIDTA for the three and twelve months ended June 30, 2006 and June 30, 2005. EBITDA represents net earnings before interest expense, previously capitalized interest amortized to residential properties cost of sales, income taxes, depreciation, amortization, and extraordinary items.

The Company’s management reviews this non-GAAP measure internally to evaluate the Company’s performance and manage its operations. In addition, since the Company has historically provided non-GAAP results and guidance to the investment community, the Company believes that the inclusion of EBITDA provides consistent and comparable measures to help investors understand the Company’s current and future operating results. The non-GAAP measure included in the press release attached hereto as Exhibit 99.1 has been reconciled to the comparable GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures. The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release of Orleans Homebuilders, Inc. dated August 16, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: August 17, 2006	By:	Joseph A. Santangelo

Joseph A. Santangelo Chief Financial Officer

EXHIBIT INDEX

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Item

99.1*	Press release of Orleans Homebuilders, Inc. dated August 16, 2006.

*	Filed electronically herewith.